Exhibit 99.1

CurrencyWorks Announces Zero-Cost Energy Crypto Mining Platform

Los Angeles CA, May 5, 2021. CurrencyWorks Inc. (“CurrencyWorks” or the “Company”), (CSE: CWRK and OTCQB: CWRK) a financial technology blockchain pioneer, NFT, digital currency, and payment platform provider, today is pleased to announce the initiative and advancement of its zero-cost energy crypto mining platform.

CurrencyWorks has designed and is implementing its Zer00™ crypto mining platform as a proprietary multi-step integrated platform utilizing a thermal treatment (not burning) of waste to generate energy which will power CurrencyWorks’ Zer00™ crypto mining platform, www.currencyworks.io/zer00. Under an exclusive arrangement with Fogdog Energy Solutions Inc. (“Fogdog”) which includes a US$400,000 loan to Fogdog to be used to construct and implement the electricity power generation thermal unit powered by MSW (municipal solid water) to be supplied by a municipality in Canada.

The initial scalable unit will process MSW and generate enough power to run up to 200 cryptocurrency mining machines. The energy generated is environmentally friendly, and the system will be self-sustainable. Additionally, this technology reduces MSW and other waste currently filling landfills, a prevalent cause of greenhouse gas emissions (GHG) containing methane that is more harmful than CO2. The Company intends on purchasing up to an initial 200 cryptocurrency mining machines for its Zer00™ crypto mining platform.

According to recent research by Facts & Factors, the global Cryptocurrency Market was estimated at USD $792.53 Million in 2019 and may reach USD $5,190.62 Million by 2026. The global Cryptocurrency Market anticipates growing at a compound annual growth rate (CAGR) of 30% from 2019 to 2026.

Today, investors want to understand where their Bitcoin was mined, when it was mined, and the coin’s provenance, making clean energy mining more critical now more than ever before.

“Crypto mining can be incredibly profitable if you can eliminate or minimize the energy costs in the mining process, while at the same time through these policies and best practices reduce the need for landfills and GHG, providing cleaner air and water, conservation of local biodiversity, sustainable energy development and green jobs,” said Cameron Chell, Chairman of CurrencyWorks. “CurrencyWorks Zer00™ Crypto operations will help to develop a sustainable way of minimizing MSW and using that energy to mine for crypto.”

Learn more about CurrencyWorks’ Zero-Cost Energy Crypto Mining Platform: http://www.currencyworks.io/zer00

About CurrencyWorks

CurrencyWorks Inc. (CSE: CWRK and OTCQB: CWRK) is a publicly traded company that builds and operates FinTech Platforms for Digital Currencies, Digital Assets, and Security Tokens.

For more information on CurrencyWorks, please visit us at www.currencyworks.io. For additional investor info visit www.currencyworks.io or www.sedar.com and www.sec.gov searching CWRK.

Media Contact

Arian Hopkins

arian@currencyworks.io

Company Contact

Bruce Elliott, President

Phone: 424-570-9446

Bruce.elliott@currencyworks.io

Disclaimer for Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things: that the Company will develop a Zer00™ crypto mining platform; that Fogdog will construct and implement the electricity power generator thermal unit; that the thermal unit will produce 200MW of power per day; that the Company will purchase up to 200 cryptocurrency mining machines; and that the Company’s Zer00™ crypto operations will be developed and become operational.

The material assumptions supporting these forward-looking statements include, among others, that there will be no material variations in current regulatory environments in which the Company operates; the perceived benefits from the Company’s blockchain solutions will be as expected; and the Company will be able to obtain any necessary financing on acceptable terms. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, including: the risk that Fogdog will not be successful in developing its thermal power generation will or that such unit will be commercially available; the risk that the Company will not be able to purchase 200 cryptocurrency mining machines at all or at reasonable prices; the risk that the Company will be unable to efficiently build the blockchain solutions; the risk that there may be negative changes in general economic and business conditions; the risk that the Company may have negative operating cash flow and not enough capital to complete the blockchain solutions; the risk that the Company may not be able to obtain additional financing as necessary; the risk that there may be increases in capital and operating costs as a result of working on the blockchain solutions; the risk that the blockchain solutions may be subject to fraud and other failures; the risk that there may be technological changes and developments in the blockchain that make the blockchain solutions obsolete; risks relating to regulatory changes or actions which may impede the development or operation of the blockchain solutions; the risk that other competitors may release similar blockchain solutions; and other general risks involved in the blockchain solutions.

Any of these risks may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Further, although the Company has attempted to identify factors that could cause actual results, levels of activity, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, levels of activity, performance or achievements not to be as anticipated, estimated or intended. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. The Company does not assume any liability for disclosure relating to any other company mentioned herein.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.